Exhibit 10.2

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

1.             Basic Provisions.

1.1           Parties: This Lease (“Lease”), dated for reference purposes only, July        , 2005 is made by and between 31 COLUMBIA, INC., a Nevada corporation (“Lessor”), and CLARIENT, INC., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2           Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address as 31 Columbia, Aliso Viejo, located in the County of Orange, State of California with zip code 92656, and generally described as:  a single-tenant flex building with surrounding on-site parking area (“Premises”). (See also Paragraph 2.)

1.3           Term: Ten years (“Original Term”) commencing December 1, 2005 for that portion of the Premises designated as “Phase I” (30,000 square feet); June 1, 2006 for that portion of the Premises designated as “Phase II” (35,000 square feet); and on December 1, 2008 for that portion of the Premises designated as “Phase III” (13,365 square feet) (each, a “Commencement Date”) and ending for all Phases November 30, 2015 (“Expiration Date”), subject to the other terms hereof (see Paragraph 3).  Lessee shall have those options to extend the term as set forth on Addendum “C”.

1.4           Early Possession: Lessee will be provided Early Possession within five (5) days following mutual execution of the Lease (the “Early Possession Date”), subject to the other terms hereof (see Paragraphs 3.2 and 3.3).

1.5           Base Rent: $39,000.00 per month for Phase I only (30,000 square feet); (“Base Rent”), (See Addendum B for Base Rent Adjustments) plus $7,685.00 Common Area Operating Expenses (see Addendum A, Item D for Common Area Operating Expense Adjustments) for a total Monthly Remittance of $46,685.00 payable on the first day of each month commencing December 1, 2005 (See Paragraph 4 for further provisions).

RENT CHECKS ARE PAYABLE TO 31 COLUMBIA, INC. AND ARE DUE ON THE FIRST OF EACH MONTH.  Please remit to:

31 Columbia, Inc.

c/o Olen Commercial Realty Corp.

Seven Corporate Plaza

Newport Beach, California 92660

1.6           Base Rent and Other Monies to be Paid Upon Execution of this Lease:

(a)           Base Rent: $39,000.00 for the period December 1, 2005 continuing through November 30, 2006 (See Addendum B for Base Rent adjustments)

(b)           Common Area Operating Expenses: $7,685.00 for the period December 1, 2005 continuing through May 31, 2006.  (See Addendum A, Item D for Common Area Operating Expense Adjustments)

(c)           Security Deposit: $3,000,000.00 Letter of Credit in substantially the form attached hereto as Exhibit C (as further described herein, the “Letter of Credit”) due on the earlier of (i) fifteen (15) days after the mutual execution of this Lease, or (ii) the date on which Lessee first requests application of the Tenant Improvement Allowance (as defined herein) ( “Security Deposit”). (See also Paragraph 5)

(d)           Other: $N/A

(e)           Total Due Upon Execution of this Lease: $46,685.00 (cash)

1.7           Agreed Use: General office purposes, “wet-laboratory” uses, light manufacturing, warehouse and any other legally permitted use as approved by the City of Aliso Viejo.

1.8           Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein.

1.9           Real Estate Brokers:

(a)           Representation: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction:

Jeff Carr and Gregg Haly of CB Richard Ellis, Inc., represent Lessor exclusively (“Lessor’s Broker”); and Rick Kaplan and Eric Olofson of Cushman & Wakefield represent Lessee exclusively (“Lessee’s Broker”).

(b)           Payment to Brokers: Upon execution and delivery of this Lease by both Parties, and occupancy of the Premises by Lessee, Lessor shall pay to the Brokers the fee agreed to in their separate written agreement for the brokerage services rendered by the Brokers.

1.10         Guarantor. The obligations of the Lessee under this Lease are not to be guaranteed.

1.11         Attachments. Attached hereto are Addenda A, B, C, and Exhibits A, B, C, D and E, all of which constitute a part of this Lease.

2.             Premises.

2.1           Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Lessor represents that to the best of Lessor’s knowledge 78,365 gross square feet is the actual gross square footage of the Premises.

2.2           Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Early Possession Date (the “Start Date”), and Lessor warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects and that to the best of Landlord’s knowledge, the Premises shall be free from mold and from asbestos and other hazardous materials.

2.3           Compliance. Lessor warrants that the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed.  Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.  If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such noncompliance, rectify the same at Lessor’s expense.  If Lessee does not give Lessor written notice of a non-compliance with this warranty within nine (9) months following the Start Date, correction of that noncompliance shall be the obligation of Lessee at Lessee’s sole cost and expense.  If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)  Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general for similar space in similar locations, Lessee shall be fully responsible for the cost thereof.

(b)  If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d);  provided, however, that if such Capital Expenditure is required during the last eighteen (18) months of this Lease (or any extension thereof) then Lessor and Lessee shall each have the option to terminate this Lease upon one hundred eighty (180) days prior written notice to the other party unless one party notifies the other party in writing within thirty (30) days after receipt of the other party’s termination notice that said party will pay for such Capital Expenditures or unless Lessee has a right to extend the Term and exercises said right within thirty (30) days after the receipt of said termination notice, in which case Lessor shall no longer have said option to terminate this lease.  If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid.  If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon one hundred eighty (180) days written notice to Lessor.

(c)  Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises (subject to Paragraph 6) then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense.  Under such circumstances Lessee shall not, however, have any right to terminate this Lease.

2.4           Acknowledgements. Lessee acknowledges: (a) that it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.             Term.

3.1           Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2           Early Possession. If Lessee totally or partially occupies the Premises prior to the first Commencement Date, for any purpose of constructing Lessee Improvements or any other activity permitted hereunder, the obligation to pay Base Rent and Common Area Operating Expenses shall be abated for the period of such early possession.  All other terms of this Lease, shall, however, be in effect during such period.  During the period, if any, between Lessee’s occupancy of the Premises and Lessee’s delivery of the Letter of Credit, Lessee shall indemnify and save harmless Lessor from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising out of this early occupancy of the Premises that might have otherwise been covered by the Letter of Credit.  Furthermore, any expenditures undertaken by Lessee in furtherance of its Tenant Improvements (as defined herein) during the period of time described in the preceding sentence, shall not be reimbursable by Lessor, pursuant to Addendum A, Paragraph G of this Lease, until after the Letter of Credit is accepted by Lessor.  Any such early possession shall not affect the Expiration Date.

3.3           Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee on the Early Possession Date.  If possession of the Premises is not so delivered on or about the Early Possession Date, either party shall have the right to terminate this Lease unless other agreements are reached between Lessor and Lessee, in writing.  This paragraph does not apply to any delays in Lessee Improvements or other work being done by Lessee.  Lessor and Lessee acknowledge that there may be a short period of time on and shortly after the Early Possession Date during which Lessor will continue to be moving off-site some of the existing equipment and miscellaneous items not a part of this Lease.  Lessor and Lessee will work together to minimize the impact of this equipment removal on Tenant and agree, without limitation, that said equipment removal shall not be construed as a delay of the delivery of the Premises.

3.4           Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance as set forth in Paragraph 8.5.  Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent (if applicable), notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.             Rent.

4.1           Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2           Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the fifth (5th) day after which it is due, without offset or deduction (except as specifically permitted in this Lease).  Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and if this occurs twice in any twelve (12) month period, then Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check.  Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Operating Expense Increase, and any remaining amount to any other outstanding charges or costs.

4.3           Association Fees.  In addition to the Base Rent and as part of Tenant’s Pro Rata Share of Operating Expenses, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises as set forth in those Covenants, Conditions and Restrictions applicable to the Premises and pursuant to the current budget attached hereto in Addendum A, Paragraph D of this Lease.  Lessor, however, shall pay any portion of such levy or assessment attributable to unfunded or underfunded (to the extent thereof) reserves, maintenance, repair or capital improvements as of the date of execution of the Lease.  Said monies shall be paid at the same time and in the same manner as Tenant’s Pro Rata Share of Operating Expenses.

5.             Security Deposit.  At the time required under Paragraph 1.6(c), Lessee shall deliver to Lessor as the Security Deposit a clean, unconditional, irrevocable and freely transferable letter of credit in the amount of $3,000,000.00 as security for the payment and performance by Lessee of all of Lessee’s obligations, covenants, conditions and agreements under this Lease, subject to the following terms and conditions.  The Letter of Credit shall be (a) in form reasonably comparable to that attached hereto as Exhibit C; (b) issued by a commercial bank reasonably acceptable to Lessor from time to time (a “Bank”); (c) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Premises provided that such transferee has assumed Lessor’s obligations hereunder (which transfer/assignment shall be conditioned only upon the execution by such owner of a written document in connection with such transfer/assignment) and such owners acknowledgement of Lessee’s right to quiet enjoyment of the Premises pursuant to the terms of this Lease; (d) payable at sight upon presentment to the Bank of a simple sight draft accompanied by a notarized certificate stating that Lessee is in default under this Lease and the amount that Lessor is owed in connection therewith; (e) of a term not less than one year; and (f) at least 30 days prior to the then-current expiration date of the Letter of Credit, renewed (or automatically and unconditionally extended) from time to time through the 60th day after the expiration of the Lease Term.  If Lessor transfers the Security Deposit to any transferee of the Premises or Lessor’s interest therein, then such transferee shall be liable for the return of the Security Deposit, and Lessor shall be released from all liability for the return thereof.  Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in the section of this Lease entitled “Default” shall not apply to subsection (f) above, and, specifically, if Lessee fails to timely comply with the requirements of subsection (f) above, then Lessor shall have the right to immediately draw upon the Letter of Credit without notice to Lessee and apply the proceeds to the Security Deposit.  If the credit rating or financial condition of the Lessor-approved Bank materially and adversely changes, then Lessor shall have the right to require that Lessee obtain from a different Bank a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Lessee’s failure to obtain such substitute Letter of Credit within  30 days following Lessor’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Lessor to immediately draw upon the then-existing Letter of Credit in whole or in part, without notice to Lessee.  In the event the issuing Bank of any Letter of Credit held by Lessor is placed into receivership or conservatorship by the FDIC, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed not to meet the requirements of this Section, and, within  30 days thereof, Lessee shall replace such Letter of Credit with a substitute Letter of Credit that complies in all respects with the requirements of this paragraph (and Lessee’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute a Default under the section of this Lease entitled “Default” for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid  30-day period).  Any failure or refusal of the Bank to honor the Letter of Credit shall be at Lessee’s sole risk and shall not relieve Lessee of its obligation hereunder with respect to the Security Deposit.  The form Letter of Credit attached hereto as Exhibit C is hereby approved by Lessor and Comerica Bank as the initial issuer of the Letter of Credit.

Provided that no uncured Default then exists: (i) on the first day of the 37th month of the Original Term, the Bank shall automatically reduce the Security Deposit by $750,000.00 so that $2,250,000.00 remains as Security Deposit; (ii) on the first day of the 49th month, then on the first day of the 49th month the Bank shall automatically reduce the Security Deposit by a further $750,000.00 so that $1,500,000.00 remains as Security Deposit; (iii) on the first day of the 61st month, then on the first day of the 61st month, the Bank shall automatically reduce the Security Deposit by a further $750,000.00 so that $750,000.00 remains as Security Deposit; and (iv) on the first day of the 73rd month, then on the first day of the 73rd month, the Bank shall automatically reduce the Security Deposit by a further $505,000.00 so that $245,000.00 remains as Security Deposit until the end of the Original Term.

In the event Lessor contends that Lessee is in default on the dates set forth above, then Lessor shall send a Certified Letter to the Bank, with a copy to Lessee, prior to the scheduled reduction of the Security Deposit stating the specifications as to why such Security Deposit should not be reduced at that time.  If Lessee objects to Lessor’s statement, the Bank shall not reduce the Security Deposit until Lessee and Lessor shall jointly direct or, as a secondary alternative, as directed by an arbitrator the Bank to do so.

6.             Use.

6.1           Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties.  Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises.  If Lessor elects to withhold consent, Lessor shall within seven days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2           Hazardous Substances.

(a)           Reportable Uses Require Consent. The term “Hazardous Substances” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may condition its consent to Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination or injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.  Notwithstanding the foregoing, (i) Lessee may use and store in accordance with all present and future applicable environmental laws, ordinances, rules, regulations and orders, reasonable quantities of standard cleaning materials and other products as may be reasonable necessary to conduct normal operations in the Premises, and (ii) use and maintain in accordance with all applicable environmental laws, ordinances, rules, regulations and orders such Hazardous Materials as are reasonably necessary for the operation of any back-up generator, fuel tanks appurtenant thereto and the uninterruptible power supply (i.e., battery back-up system).  Lessor acknowledges that Lessee will be using the substances set forth on Exhibit ”E” to this Lease in the course of Lessee’s business and Lessor hereby consents to the commercially acceptable use of said substances.

(b)           Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)           Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)           Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any of Lessee’s agents (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)           Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its parent organizations and all of their respective directors, officers, parent organizations and their officers and directors, employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees.  Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)            Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.  Lessor acknowledges that it possesses a Phase 1 environmental study and that to the best of Lessor’s knowledge the Premises do not currently contain any hazardous substances (including asbestos).

(g)           Lessor Termination Option. If a Hazardous Substance Condition (as defined in Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 180 days following the date of such notice.  In the event Lessor elects to give a termination notice, Lessee may, within 20 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent.  Lessee shall provide Lessor with such funds or satisfactory assurance thereof within 30 days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the Lessee provides such funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.  If Lessee does not make such election and Lessor cancels the Lease, Lessor shall pay to Lessee the unamortized balance, based on generally accepted accounting principles consistently applied, of any amount paid by Lessee for tenant improvements in excess of the allowance provide by Lessor of $45 per square foot within the Premises.

6.3           Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee, shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date.  Lessee shall, within ten days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4           Inspection; Compliance. Lessor and Lessor’s Lender (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at reasonable times after reasonable notice (or any time, in the case of an emergency) for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a material violation of Applicable Requirements, or a Hazardous Substance Condition is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the reasonable cost of such inspection (not to exceed $500.00), so long as such inspection is reasonably related to the violation or contamination.  In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within ten days of the receipt of a written request therefor.

7.             Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1           Lessee’s Obligations.

(a)           In General. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s obligations), 9 (Damage or Destruction), and 14 (Condemnation),  Lessee shall, at Lessee’s sole reasonable expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use within the Building), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing (within the Building), HVAC equipment, electrical (within the Building), lighting facilities, boilers, pressure vessels, fire protection system, fixtures (within the Building), walls (interior), ceilings, floors, windows, doors, plate glass, skylights, signs located in or on the Premises.   Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.   Lessee at Lessee’s reasonable cost shall procure and maintain service contracts required by Paragraph 7.1(b) below.   Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.   Lessee shall, during the term of this Lease, keep the exterior appearance of the Building consistent with (or better than) its current condition (including, e.g. reasonable graffiti removal) and consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity.

(b)           Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain reasonable contracts (and provide copies to Lessor) in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises:  (i) HVAC equipment; and (ii) fire extinguishing systems, including fire alarm and/or smoke detection.  At Lessee’s request, Lessor will agree to procure the aforementioned service contracts and perform general maintenance and repairs relating to the exterior of the Building and parking area at Lessee’s sole cost.  Lessor will agree to perform said management duties for a fee of two and one-half percent (2.5%) of the amount of money under management.  The anticipated cost of the aforementioned services will be included in the triple net charges to be paid by Lessee.   Any failure by Lessee to pay for the above mentioned charges shall constitute a default of this Lease.  Notwithstanding the foregoing, Lessee shall have the right, at any time during the Term, to take over such obligations if delegated to Lessor upon sixty (60) days written notice to Lessor.

(c)           Lessee’s Failure to Perform.  If Lessee fails to perform Lessee’s obligations (other than those assumed by Lessor pursuant to Paragraph 7.1(b)) under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d)           Lessor’s Failure to Perform.            If Lessor fails to perform its obligations under this Paragraph 7.1, then Lessee shall deliver to Lessor written notice asking Lessor to perform such specifically identified obligations and put the Premises in good order, condition and repair.  If Lessor does not commence curing such failure to perform within thirty (30) days of receipt of Lessee’s written notice, Lessee may perform said obligations and charge Lessor the amount expended as compensation and deduct such amount from any rent due and payable.

(e)           Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other that at a cost which is in excess of 25% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the useful life of the item according to GAAP in months.  Lessee shall pay interest on the unamortized balance at the prime rate plus 1% as reported from time to time in the Wall Street Journal (Western Edition) (“Prime Rate”).  Lessee may, however, prepay its obligation at any time.

7.2           Lessor’s Obligations. Lessor, at Lessor’s sole expense, shall be responsible for the fire sprinkler supply, structural aspects and of exterior walls, foundations, roofs, roof drainage systems, plumbing outside of the Building, retaining walls, sidewalks, basic utility feed to the Building.  Lessor shall repair and maintain in good working order any and all portions of the Premises not specifically allocated to Lessee hereunder.    Lessor shall provide basic utility services, at its expense stubbed to the Premises.  In the event Lessor does not begin performing any required functions with reasonable diligence within   thirty (30) days of Lessee’s written notice to Lessor, Lessee may undertake such repair, alteration, maintenance or other required work and, to the extent it is Lessor’s responsibility, deduct the reasonable cost thereof from Rent.  If Lessor fails to undertake a repair or maintenance obligation under this Section 7.2 after written notice from Lessee that such action is “Business Critical,” then Lessee may immediately commence such repair or maintenance and deduct the cost thereof form any rental charge under this Lease.  “Business Critical” for these purposes shall mean Lessee’s inability to manufacture its products or fully utilize its laboratory facilities.

It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3           Utility Installations; Trade Fixtures; Alterations.

(a)           Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, moveable partition, HVAC equipment and plumbing installed by Lessee in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).  The Tenant improvements to the Premises as set forth in Addendum “A” to this Lease shall not be considered Alterations or Utility Installations.

(b)           Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed beyond ten (10) business days after Lessee’s written notice.  Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems.  Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor.  Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor which approval shall not be unreasonably conditioned or delayed. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Except as otherwise provided in Paragraph G, Addendum A with respect to the original Tenant Improvements, consent shall be deemed conditioned upon Lessee’s:  (i) acquiring all applicable governmental permits,  (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

(c)           Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than ten days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee will pay Lessor’s reasonable attorneys’ fees and costs.

7.4           Ownership, Removal, Surrender, and Restoration.

(a)           Ownership. All trade fixtures, moveable partitions, laboratory or manufacturing equipment, inventory, personal property, furniture, laboratory benches and similar items shall be the property of Lessee.  Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)           Removal. By delivery to Lessee of written notice from Lessor within ten (10) business days after Lessee provides notice of said Alterations or Utility Installations, Lessor may require that any or all Lessee Owned

Alterations or Utility Installations be removed by the expiration or termination of this Lease.  Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)           Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any of Lessee’s agents (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  Any personal property of Lessee not removed within ten (10) days after the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

(d)           Generator and Tank.  Lessee may, upon reasonable prior approval at any time during the Term, install an additional electric generator on the Premises and to utilize the existing above-ground fuel tank and pad at its cost and expense.  Although Lessee may use its Tenant Improvement Allowance in whole or in part for the cost thereof, Lessee, at its sole cost and expense, shall maintain said equipment.  Lessee shall provide written notice to Lessor at least thirty (30) days prior to expiration of the Term of its decision as to whether it shall remove the electric generator.  Lessee shall have no responsibility to remove the above-ground fuel tank.

8.             Insurance; Indemnity.

8.1           Payment for Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.  Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.  Payment shall be made by Lessee to Lessor within ten days following receipt of an invoice.

8.2           Liability Insurance.

(a)           Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on a claims made basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an “Additional Insured-Managers or Lessors of Premises Endorsement”.  The policy shall (i) have a deductible reasonably appropriate for the size and nature of Lessee’s business, (ii) not contain any intra-insured exclusions as between insured persons or organizations, and (iii) include coverage for liability assumed under this Lease as an “Insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)           Carried by Lessor. Lessor shall maintain liability insurance throughout the Term and any extension period(s) under law or as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3           Property lnsurance - Building, Improvements and Rental Value.

(a)           Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender, insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof.  If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If Lessee is the Insuring Party and if such insurance coverage has a deductible clause, the deductible amount shall not exceed $100,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.  At Lessee’s request, Lessor will offer to insure the Premises under Lessor’s master property insurance policy and bill Lessee for the cost thereof as a part of the triple net charges.

(b)           Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year (“Rental Value Insurance”).  Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.  Lessee shall be liable for any deductible amount in the event of such loss.

(c)           Lessor’s Failure to Provide Insurance.  If Lessor shall fail to peform any of its obligations regarding the acquisition and maintenance of insurance, Lessee may perform the same and charge Lessor the amount expended as compensation and deduct such amount from any rent due and payable.

8.4           Lessee’s Property;  Business Interruption Insurance.

(a)           Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $100,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)           Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)           No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5           Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in California, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Insuring Party shall, prior to the Start Date, deliver to Lessor and Lessee certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  No such policy shall be cancelable or subject to material modification except after 30 days prior written notice to Lessor and Lessee.  Insuring Party shall, at least 30 days prior to the expiration of such policies, furnish Lessor and Lessee with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6           Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7           Indemnity. Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities (collectively, “Liabilities”) arising out of, involving, or in connection with bodily injury in and on the Premises or public areas of the Building to the extent such Liabilities arise out of the negligence, willful misconduct or illegal conduct of Lessee, its agents or employees.  Lessor shall indemnify, protect, defend and hold harmless Lessee from and against any and all claims, damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with bodily injury in and on the Premises or public areas of the Building to the extent such Liabilities arise out of the negligence, willful misconduct or illegal conduct of Lessor, its agents or employees.  If any action or proceeding is brought against Lessor or Lessee by reason of any of the foregoing matters, then each party shall upon notice defend the same at the other party’s expense by counsel reasonably satisfactory to said party and each party shall cooperate with the other party in such defense.  Neither Lessor nor Lessee need have first paid any such claim in order to be defended or indemnified.

8.8           Exemption of Lessor from Liability. Except for Lessor’s negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places.  Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

8.9.          Lessee’s Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.  Accordingly, if Lessee shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Lessor may perform the same and the cost of same shall be deemed additional rent, payable upon Lessor’s request.

9.             Damage or Destruction.

9.1           Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, (including the Tenant Improvements, but not including Lessee’s non-building standard Tenant Improvements and any other property located in the Premises) other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)           “Premises Total Destruction” shall mean damage or destruction to the Premises (including Tenant Improvements but not including Lessee’s non-building standard Tenant Improvements and any other property located in the Premises), other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within   thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)           “Insured Loss” shall mean damage or destruction to the improvements on the Premises (including the Tenant Improvements, but not including Lessee’s non-building standard Tenant Improvements and any other property located in the Premises), other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements (including the Tenant Improvements, but not including Lessee’s non-building standard Tenant Improvements and any other property located in the Premises) owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on or under the Premises which requires repair, remediation or restoration.

9.2           Partial Damage - Insured Loss. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures, Lessee Owned Alterations, Utility Installations, and non-building standard Tenant Improvements) as soon as reasonably possible and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable or available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 30 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 30 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 30 days thereafter to:  (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter.  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3           Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either:  (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 60 days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective 60 days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten days after the receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or reasonably satisfactory assurance thereof within 30 days following such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4           Total Destruction. Notwithstanding any other provisions hereof, if a Premises Total Destruction occurs, this Lease shall terminate thirty (30) days following such Destruction.  If the damage or destruction was caused by the illegal conduct or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5           Damage Near End of Term. If at any time during the last nine (9) months of this Lease there is damage for which the cost to repair exceeds three month’s Base Rent, which is an uninsured Loss, Lessor or Lessee may terminate this Lease effective 180 days following the date of occurrence of such damage by giving a written termination notice to the other party within 30 days after the date of occurrence of such damage.  Notwithstanding the foregoing, if

Lessee at that time has an exercisable Option (as defined in Paragraph 39), then Lessee may preserve this Lease by exercising such Option.  If Lessee duly exercises such Option during such period, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s Option shall be extinguished.

9.6           Abatement of Rent; Lessee’s Remedies.

(a)           Abatement. In the event of Premises Partial Damage, Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises for any intended Agreed Use is impaired, but not to exceed the proceeds received from the Rental Value Insurance.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within sixty (60) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor of Lessee’s election to terminate this Lease on a date not less than 30 days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within such thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.  Notwithstanding the foregoing, in the event that repair or restoration is necessary to restore Business Critical functions, Lessee may immediately commence such repair or restoration if Lessor does not do so after 48 hours written notice provided, however, such work does not interfere with Lessor’s or Lessor’s agents ability to investigate the damage and/or collect insurance proceeds.  In such event, Lessee shall entitled to utilize any available insurance proceeds or deduct from rent obligations costs or expenses directly related to such repair or restoration that would have been Lessor’s.

9.7           Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, within ten (10) days, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8           Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.          Real Property Taxes.

10.1         Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.  Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein:  (i) imposed by reason of events occurring during the term of this Lease,  (specifically excluding any tax increase imposed due to a subsequent change in the ownership of the Premises or a change of control or ownership of Lessor), and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2.        Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due as least 20 days prior to the applicable delinquency date.  If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, within 30 days of receipt of a demand therefor, such additional sum as is necessary.  Advance payments may be intermingled with other moneys of Lessor and shall not bear interest.

10.3         Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4         Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee.  When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.          Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed.  There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions   Notwithstanding the foregoing, if for reasons within the control of Lessor and not caused by force majeure, any interruption, curtailment, stoppage or suspension of the Essential Services (as hereinbelow defined), shall continue for more than five (5) consecutive days and shall render the Premises unusable, and if Lessee shall in fact cease conducting business in the Premises, then so long as Lessee is not in default hereunder, all rent and additional rent due hereunder shall be abated for the period beginning on the latter of the first (1st) consecutive business day of such failure or the day Lessee ceases to conduct business in the Premises, and shall continue until use of the Premises is restored to Lessee.  If due to a force majeure event or an event beyond the control of Lessor, any interruption, curtailment, stoppage or suspension of Essential Services shall continue for more than thirty (30) consecutive business days and shall render the Premises unusable, and if Lessee shall in fact cease conducting business in the Premises, then so long as Lessee is not in default hereunder, all rent and additional rent payable hereunder shall be abated for the period beginning on the latter of the first (1st) consecutive business day of such failure or the day Lessee ceases to conduct business in the Premises, and shall continue until use of the Premises is restored to Lessee.  For purposes hereof, “Essential Services” shall mean the provision of (a) cold water, and (b) electricity.

12.          Assignment and Subletting.

12.1         Lessor’s Consent Required.

(a)           Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which shall not be unreasonably withheld, conditioned or delayed beyond ten (10) business days.  Lessee shall describe the full particulars of the proposed transaction and shall provide a description of the identity, net worth and previous business experience of the proposed sublessee or assignee, including without limitation recent copies of financial statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed sublessee or assignee.  Lessor also shall have the right to approve the form of sublease or assignment agreement, such approval not to be unreasonably withheld.

(b)           Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent.  The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)           Lessee shall be permitted to assign the Lease or sublease any portion of the Premises during the initial term and any extension term, to any related entity, parent company, subsidiary or affiliate of Lessee (collectively,

“Affiliate”), or any assignment resulting from a consolidation, merger, stock transfer or purchase of substantially all of Lessee’s assets.  Lessee shall retain any net profit from any such sublease or assignment.  As used herein, the term “Affiliate” shall mean any corporation or other entity or persons which controls, is controlled by or is under common control with Lessee, with the term “control” being deemed to mean beneficial ownership or more than twenty percent (20%) of the voting power of such entity.

(d)           Notwithstanding anything herein to the contrary, Lessee shall have the right to sublease the Phase III portion of the Premises upon Commencement Date and retain one hundred percent (100%) of the sublease rent generated from subleasing the Phase III space.  Except for Affiliates and the Phase III portion of the Premises, to the extent Lessee receives sublease rent that exceeds the Base Rent due under this Lease after deducting all of the costs incurred by Lessee in subleasing, including but not limited to brokerage commissions, tenant improvement costs, advertising costs, attorneys’ fees, rental abatement, downtime after space has been vacated and any other reasonable costs, then Lessee shall pay fifty percent (50%) of such excess to Lessor upon receipt of said excess from the sublessee.  Lessor shall have no right to terminate this Lease or recapture any portion of the Premises as a result of any permitted assignment or sublease.

(e)           Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2         Terms and Conditions Applicable to Assignment and Subletting.

(a)           Regardless of Lessor’s consent, no assignment or subletting shall be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease with respect to the portion of the Premises assigned or subleased.

(b)           Lessor may accept rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.  In the event Lessor does not consent to an assignment or sublease within fifteen (15) business days after Lessee’s request, then Lessor shall be deemed to have consented to said sublease or assignment.

(c)           Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)           In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, or anyone else responsible for the performance of the Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f)            Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)           Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease.

(h)           Lessor shall execute documents reasonably required or requested by Lessee to recognize a permitted assignment or sublease, subject to applicable Lessor approvals, without further conditions.

12.3         Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein, unless expressly provided otherwise in such sublease:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee shall collect said Rent.  In the event that the amount collected by Lessor exceeds Lessee’s obligations any such excess shall be refunded to Lessee.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)           In the event of a Breach by Lessee, sublessee shall attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.  Lessor shall provide the sublessee with a recognition agreement whereby Lessor agrees to continue to recognize sublessee’s tenancy in the event of default by Lessee.

(c)           No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(d)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.          Default; Breach; Remedies.

13.1         Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any material term, covenant, condition or Rule or Regulation hereunder.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)           The abandonment of the Premises; or the vacating of the Premises accompanied by non-payment of Rent without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)           The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee.

(c)           The failure by Lessee to provide:  (i) reasonable written evidence of compliance with Applicable Requirements; (ii) the service contracts (provided such service contracts are not being handled by Lessor), (iii) the rescission of an unauthorized assignment or subletting; (iv) an Estoppel Certificate,  (v) a requested subordination;  (vi) any document requested under Paragraph 42; or  (vii) material safety data sheets (MSDS), where any such failure continues for a period of twenty (20) days following written notice to Lessee.

(d)           A Default, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(e)           The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S. Code § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not effect the validity of the remaining provisions.

(f)            The discovery that any financial statement of Lessee given to Lessor was materially false in a way that undermines Lessee’s ability to perform its obligations hereunder notwithstanding the Security Deposit.

13.2         Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  Lessee shall pay to Lessor an amount equal to 110% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus 1%.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1, and the unlawful detainer statue shall run concurrently, and the failure of Lessee to cure the Default within the greater of the 2 such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Lessee’s right to possession recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interest, shall not constitute a termination of the Lessee’s right to possession.

(c)           Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state of California.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3         Inducement Recapture.  Any agreement for free or abated Rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease.  Upon Breach of this Lease by Lessee during the first five years of the Original Term, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee.

13.4         Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within five days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater provided, however, that the foregoing charge shall be waived once per year.  The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any other provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5         Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments.  The interest (“Interest”) charged shall be computed at the rate of the Prime Rate plus 1% per annum but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6         Breach by Lessor.

(a)           Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion; provided, further, that if Lessor’s obligation must be fulfilled to protect health or safety, Lessor must act in a reasonable and timely manner.

(b)           Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor.  Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.          Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill, leasehold improvements paid for by Lessee, and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.  To the extent that the Premises are reduced, the Security Deposit and underlying letter of credit shall be reduced in accordance with the reduction of useable space to total useable space immediately prior to the condemnation.

15.          Brokerage Fees.

15.1         Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, Lessor shall pay Brokers any Additional Commission only in accordance with Lessor’s schedule in effect at the time of the execution of this Lease.

15.2         Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31.  If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest.  In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent.  In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3         Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.          Estoppel Certificates.

(a)           Each Party (as “Responding Party”) shall within fifteen (15) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)           If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such   twenty (20) day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)           If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purpose herein set forth.

17.          Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.          Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.          Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.          Limitation on Liability. The obligations of Lessor and Lessee under this Lease shall not constitute obligations of theirs or their parent organization’s respective partners, members, directors, officers or shareholders by either party, and neither party shall seek recourse against the other’s or its parent organization’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.          Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.          No Prior or other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.          Notices.

23.1         Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice unless otherwise directed by Lessee.  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2         Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means, shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.          Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.          Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)           Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)            Lessor’s Agent.  A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only.  A Lessor’s agent or subagent has the following affirmative obligations:  To the Lessor:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor.  To the Lessee and the Lessor:  a. Diligent exercise of reasonable skills and care in performance of the agent’s duties.  b. A duty of honest and fair dealing and good faith.  c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)           Lessee’s Agent. An agent can agree to act as agent for the Lessee only.  In these situations, the agent is not the Lessor’s agent even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor.  An agent acting only for a Lessee has the following affirmative obligations.  To the Lessee:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee.  To the Lessee and the Lessor:  a. Diligent exercise of reasonable skills and care in performance of the agent’s duties.  b. A duty of honest and fair dealing and good faith.  c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(b)           Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26.          No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over, then the Base Rent for the first thirty (30) days shall be 125% of the Base Rent, plus Lessee’s Pro Rata Share of Operating Expenses and Real Estate Taxes, and thereafter shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination, plus Lessee’s Pro Rata Share of Operating Expenses and Real Estate Taxes.  Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27.          Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.          Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.  In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.          Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State of California.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.          Subordination; Attornment; Non-Disturbance.

30.1         Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this

Lease.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2         Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (c) be bound by prepayment of more than one month’s rent.

30.3         Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.  Further, within 60 approximately 30 days after the execution of this Lease, Lessor shall use its best efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.  The Non-Disturbance Agreement shall be in recordable form and may be recorded at Lessee’s election and expense.  In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 30 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4         Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.          Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term,  “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense, provided that such relief is not subject to further appeal(s).  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

32.          Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice, of at least 24 hours and all such persons must be accompanied by a designated employee of Lessee, for the purpose of showing the same to prospective purchasers, lenders or, nine (9) months prior to the expiration of the then-current lease term, tenants, and upon at least 24 hours notice and satisfactory security measures, for purposes of making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use provided that Lessee’s use and enjoyment of the Premises for the intended Agreed Uses is not unreasonably disturbed for extended periods of time.  Lessor, its employees, contractors, agents or guests shall reasonably comply with Lessee’s protocols, rules and procedures necessary for Lessee to comply with federal, state and local laws, including but not limited to Federal Drug Administration requirements.  All such activities shall be without abatement of rent or liability to Lessee.

33.          Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.  Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.          Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last six (6) months of the term hereof.  Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent which shall not be unreasonably withheld, conditioned or delayed beyond 10 business days.  All signs must comply with all Applicable Requirements.   (See Addendum “A”)

35.          Termination; Merger. Unless specifically stated otherwise in this Lease or in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within ten days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.          Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to an act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.          [Omitted].

38.          Quiet Possession. Subject to payment by Lessee of the Rent and Lessee’s adherence to the terms hereof, Lessee shall have quiet possession and quiet enjoyment of the Premises for the Original Term and any extension hereof afforded by an Option that Lessee exercises.

39.          Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.

39.1         Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2         Options. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if required by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3         Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4         Effect of Default on Options.

(a)           Lessee shall have no right to exercise an Option:  (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee),   (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has given five (5) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b)           The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

40.          Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.  Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41.          Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.          Reservations. Lessor reserves to itself the right from time to time to grant, without the consent or joinder of Lessee, such easements rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.          Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.          Authority; Multiple Parties; Execution.

(a)           If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

(b)           This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.          Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.          Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.          Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.          Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.          Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the

Premises comply with ADA or any similar legislation.  In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

THIS SECTION LEFT INTENTIONALLY BLANK

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at Newport Beach, California		Executed at:	Wayne, Pennsylvania

on:	7/21/05	on:	7/19/05

By LESSOR:		By LESSEE:

31 COLUMBIA, INC., A NEVADA CORPORATION		CLARiENT, INC., A DELAWARE CORPORATION

By:	Andrei Olenicoff	By:	Ronald A. Andrews
Name Printed: Andrei Olenicoff		Name Printed:	Ronald A. Andrews
Title: Vice President		Title:	Chief Financial Officer

Lessor’s Mailing Address:	7 Corporate Plaza	Lessee’s Mailing Address:	31 Columbia
	Newport Beach, CA 92660		Aliso Viejo, CA 92656

Rent Payment Address:	31 Columbia, Inc.	with a mandatory copy to:	c/o CFO
	c/o Olen Commercial Realty Corp.		33171 Paeco Ceneza
	Seven Corporate Plaza		San Juan Capistrano,
	Newport Beach, CA 92660		CA 92675

Telephone/Facsimile:	949.644.6536 / 949.719.7200	Telephone/Facsimile:	949-443-3355/949-443-5259

Federal ID No.		Federal ID No.